UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 12, 2007

Z YACHTS, INC. (Exact Name of Registrant as Specified in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation)

0001333675 (Commission File Number)	20-2725030 (IRS Employer Identification No.)

638 Main St., Lake Geneva, WI (Address of Principal Executive Offices)	53147 (Zip Code)

(877) 885-1650 (Registrant’s Telephone Number, Including Area Code)
5755 North Point Pkwy., Suite 53 Alpharetta, GA 30022
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant.

Effective May 3, 2007, the client auditor relationship between Z Yachts, Inc. (the "Company") and Malone & Bailey, PC ("M&B”) ceased as the former principal independent accountant was dismissed.   On that date, the Company’s Board of Directors approved a change of accountants and the Company’s management engaged D'Arcangelo & Co., LLP, Certified Public Accountants (“D'Arcangelo”) as its principal independent public accountant for the fiscal year ended September 30, 2007.

D’Arcangelo is succeeding M&B.   M&B audited the balance sheet of the Company as of September 30, 2006, September 30, 2005 and September 30, 2004 and the related statements of operations, cash flows, and stockholders’ deficiency for the years ended September 30, 2006, September 30, 2005 and September 30, 2004, and for the cumulative period from December 3, 2002 (Inception) through September 30, 2003.  M&B’s report on the financial statements of the Company for the fiscal years ended September 30, 2006, September 30, 2005 and September 30, 2004, and any later interim period, including the interim period up to and including the date the relationship with M&B ceased did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles except for concerns about the Company’s ability to continue as a going concern.

In connection with the audit of the Company’s fiscal years ended September 30, 2006,  September 30, 2005 and September 30, 2004, and any later interim period, including the interim period up to and including the date the relationship with M&B ceased, there have been no disagreements with M&B on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of M&B would have caused M&B to make reference to the subject matter of the disagreement(s) in connection with its report on the Company’s financial statements.  There have been no reportable events as defined in Item 304(a)(1)(iv)(B) of Regulation S-B during the Company’s fiscal years ended September 30, 2006, September 30, 2005 and September 30, 2004, and any later interim period, including the interim period up to and including the date the relationship with M&B ceased.

The Company has authorized M&B to respond fully to any inquiries of any new auditors hired by the Company relating to their engagement as the Company’s principal independent accountant.  The Company has requested that M&B review the disclosure and M&B has been given an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respect in which it does not agree with the statements made by the Company herein.  Such letter is filed as an exhibit to this report.

The Company has not previously consulted with D’Arcangelo regarding either (i) the application  of accounting principles to a specified  transaction, either completed or proposed; or (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv)(A) of Regulation S-B) between the Company and M&B, the Company’s previous principal independent accountant, as there were no such disagreements, or an other reportable event (as defined in Item 304(a)(1)(iv)(B) of Regulation S-B) during the Company’s fiscal years ended September 30, 2006, September 30, 2005 and September 30, 2004, and any later interim period, including the interim period up to and including the date the relationship with M&B ceased.  Neither has the Company received any written or oral advice concluding there was an important factor to be considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue.

D’Arcangelo has reviewed the disclosure in this report before it was filed with the Commission and has been provided an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company in response to Item 304 of Regulation S-B.  D’Arcangelo did not furnish a letter to the Commission.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description

16.1*	Letter from Malone & Bailey, PC

*  Filed herein.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Z Yachts, Inc.

By: /s/  James G. Weller______

            James G. Weller

Chief Executive Office

Dated:  June 12, 2007